UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   August 5, 2009

GREEN PLANET GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136583	41-2145746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7430 E. Butherus, Suite D, Scottsdale, AZ		85260
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 480-222-6222

Copies to:

Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 5, 2009, the board of directors (the “Board”) of Green Planet Group, Inc. (the “Company”) concluded that the Company’s previously filed consolidated financial statements for the fiscal year ends March 31, 2007, 2008 and 2009 on Form 10-K and the quarterly statements from September 30, 2006 (the first required filing date) through December 31, 2008 on Form 10-Q should no longer be relied upon.  The Board with the recommendation of management came to this conclusion based on comments received the Accounting Staff of the Division of Corporate Finance of the Securities and Exchange Commission (the “SEC”) in its review of the Company’s financial statements for the year ended March 31, 2008 and interim filings through December 31, 2008.  After discussion, review and analysis of our accounting and disclosures, the Company identified the following issues:

1)
The Company treated the convertible debt and related warrants under EITF 00-27 under which such converted or exercised instruments are recognized as equity and under the EITF 00-19, and owing to the unlimited nature of the potential issuances, the instruments are to be treated as liabilities or assets and revalued each reporting period.

2)
Under Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities,” and Emerging Issues Task Force Staff Position EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own,” which state in part that convertible instruments should be valued at their fair value at date of issuance and derivatives, such as warrants, should be valued at  their fair value at issuance and each subsequent reporting date.

3)
Accordingly, the Company will restate the financial statements referred to above. In summary, in conjunction with the aggregate face amount of the convertible loans of $3,000,000 with net proceeds of $2,512,500,  the Company estimates that  at the closing of the various convertible loans in the year ended March 31, 2007 the Company will book an additional $3,000,000 of loan balance representing the 50% conversion feature of the instruments to common stock of the Company and a derivative liability of $39,207,874 for the then fair value of the warrants issued and outstanding.  At the end of the reporting period  credits of $13,960,334 to adjust for the “default warrants” issued and valued under EITF 00-27 in error and a valuation allowance of  $38,685,527 to adjust to the year end valuation resulting in a net decrease of $10,437,986 in the net loss for March 31, 2007.  At March 31, 2008, the year end valuation resulted in additional interest expense of $1,272,447 and a increase in the net loss for the period of a like amount and at March 31, 2009 the Company will report a reduction of interest expense by $1,151,045 and a decrease in the net loss for the period of the same amount. The results of these changes will be reflected in Stockholders’ Equity/Deficit as follows:

	March 31, 2007
	As Originally
	Reported	Adjustments	As Restated
Stockholders' Equity
Preferred stock, $0.001 par value, 1,000,000 authorized	$––	$–	$–
Common stock $0.001 par value 250,000,000 authorized	40,396		40,396
Additional paid-in capital	21,764,484	(13,587,584)	8,176,900
Accumulated deficit	(24,603,928)	10,437,986	(14,165,942)

Total Stockholders' Equity/Deficit	$(2,799,049)	$(3,149,598)	$(5,948,647)

	March 31, 2008
	As Originally
	Reported	Adjustments	As Restated
Stockholders' Equity
Preferred stock, $0.001 par value, 1,000,000 authorized	$–	$–	$–
Common stock $0.001 par value 250,000,000 authorized	54,885		54,885
Additional paid-in capital	23,267,228	(13,487,384)	9,779,844
Accumulated deficit	(27,054,012)	9,165,541	(17,888,471)

Total Stockholders' Equity/Deficit	$(3,731,899)	$(4,321,843)	$(8,053,742)

	March 31, 2009
	As Originally
	Reported	Adjustments	As Restated
Stockholders' Equity
Preferred stock, $0.001 par value, 1,000,000 authorized	$–	$–	$–
Common stock $0.001 par value 250,000,000 authorized	117,441		117,441
Additional paid-in capital	28,201,532	(13,487,384)	14,714,148
Accumulated deficit	(30,877,427)	10,316,584	(20,560,843)

Total Stockholders' Equity/Deficit	$(2,558,454)	$(3,170,800)	$(5,729,254)

4)
Each year and individual quarterly periods have and will fluctuate with the change in stock price, volatility and risk free rates at the end of each period.  This variance will continue each period until the convertible debt is paid, the debt matures, the debt is converted, the conversion period expires or the warrants are exercised.  These changes are all non-cash adjustments.  The instruments underlying the derivatives represent warrants to acquire 18,725,000 shares of common stock at an average exercise price of $1.91 per share and average remaining life of three years.  The closing price of the Company’s stock on July 30, 2009 was $0.05.

5)
The Company discussed this matter with the Company’s independent public accounting firm, Semple, Marchal & Cooper, L.L.P., who agreed that the financial statements for the periods should no longer be relied upon and should be restated.

6)
The Company intends to file an amended Form 10-K for the year ended March 31, 2009 which reflects the changes necessary to reflect these issues as soon as practicable after completion of the final analysis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   August 5, 2009

GREEN PLANET GROUP, INC.

By:	/s/ Edmond L. Lonergan

Edmond L. Lonergan
President / Chief Executive Officer